Exhibit 3.6

                                                   Conformed Copy

                        ARTICLES OF MERGER

                              BETWEEN

                TPG SHIELD ACQUISITION CORPORATION

                                AND

                      DEL MONTE FOODS COMPANY

THIS IS TO CERTIFY THAT:

           FIRST: TPG Shield Acquisition Corporation and Del Monte Foods Company agree to merge (the "Merger") in the manner hereinafter set forth.

           SECOND: Del Monte Foods Company is the corporation to survive the Merger.

           THIRD: Both Del Monte Foods Company (the "Surviving
Corporation") and TPG Shield Acquisition Corporation (the
"Merging Corporation") are incorporated under the laws of the State of Maryland.

           FOURTH: The principal office of the Surviving
Corporation in the State of Maryland is located in Baltimore City and the principal office of the Merging Corporation in the State of Maryland is located in Baltimore City.

           FIFTH: The Merging Corporation owns no interest in land in the State of Maryland.

           SIXTH: The charter of the Merging Corporation, as set forth in Exhibit A attached hereto (the "Surviving Charter"), will be the charter of the Surviving Corporation, except that
Article I of the Surviving Charter shall be amended by deleting the Article in its entirety and substituting the following in lieu thereof:

           "The name of the Corporation is Del Monte Foods Company."

           SEVENTH: The current address of the principal office of the Surviving Corporation is as set forth in Article Third of the Surviving Charter.

           EIGHTH: The name and address of the Surviving Corporation's current resident agent is as set forth in Article Third of the Surviving Charter.

           NINTH: The number of directors of the Surviving Corporation and the names of those currently in office are as set forth in Article Fifth of the Surviving Charter.




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           TENTH: The total number of shares of all classes of stock
which each corporation party to these Articles has the authority to issue and the number of shares of each class are as follows:

                       Surviving Corporation

                (a) The total number of shares of stock which the Surviving Corporation has authority to issue immediately before the Merger described herein is 35,843,000 shares, consisting of
(i) 16,523,000 shares of Series A Cumulative Exchangeable Preferred Stock, $.01 par value per share, (ii) 3,616,000 shares of Series B Cumulative Exchangeable Preferred Stock, $.01 par value per share, (iii) 2,900,000 shares of Series C Cumulative Preferred Stock, $.01 par value per share, (iv) 1,554,000 shares of Series D Cumulative Preferred, $.01 par value per share, (v) 5,000,000 of Series E Cumulative Preferred Stock, $.01 par value per share, (vi) 2,900,000 shares of Series F Cumulative Preferred Stock, $.01 par value per share, (vii) 1,000,000 shares of Class A Common Stock, $.01 par value per share, (viii) 150,000 shares of Class B Common Stock, $.01 par value per share, (ix) 550,000 shares of Class C Common Stock, $.01 par value per share, (x) 550,000 Shares of Class D Common Stock, $.01 par value per share,
(xi) 550,000 shares of Class E Common Stock, $.01 par value per share, and (xii) 550,000 shares of Class F Common Stock, $.01 par value per share, having an aggregate par value of $358,430.00.

                (b) The total number of shares of all classes of stock which the Surviving Corporation has authority to issue as changed by the Merger described herein is 2,000,000 shares, consisting of 1,000,000 shares of Common Stock, $.01 par value per share, and 1,000,000 shares of Preferred Stock, $.01 par value per share, of which 75,000 shares have been designated and classified as Series A Redeemable Preferred Stock and 75,000 shares have been designated and classified as Series B Redeemable Preferred Stock. The aggregate par value of all shares of all classes having a par value is $20,000.

                        Merging Corporation

                (c) The total number of shares of all classes of stock which the Merging Corporation has authority to issue is 2,000,000 shares, consisting of 1,000,000 shares of Common Stock, $.01 par value per share, and 1,000,000 shares of Preferred Stock, $.01 par value per share, of which 75,000 shares have been designated and classified as Series A Redeemable Preferred Stock and 75,000 shares have been designated and classified as Series B Redeemable Preferred Stock. The aggregate par value of all shares of all classes having a par value is $20,000.

           ELEVENTH: Upon the Effective Time, the Merging Corporation shall be merged into the Surviving Corporation; and, thereupon, the Surviving Corporation shall possess any and all purposes and powers of the Merging Corporation; and all leases, licenses, property, rights, privileges, and powers of whatever nature and description of the Merging Corporation shall be transferred to, vested in, and devolved upon the Surviving Corporation, without further act or deed, subject to all of the debts and obligations of the Merging Corporation.



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           At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

           (a) Each share of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock and Class F Common Stock of the Surviving Corporation (the "DMFC Common Stock") and of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock (the "DMFC Preferred Stock") (other than (i) shares of DMFC Common Stock of DMFC Preferred Stock held by persons who have taken all steps necessary to perfect their right to an appraisal of the fair market value of such shares under Sections 3-202 et seq. of the Maryland General Corporation Law ("Dissenting Shares") or
(ii) Elected Shares (as defined below)) shall be converted into the right to receive in cash the consideration applicable to such share in accordance with Schedule 2.9(a) of the Agreement and Plan of Merger (the "Agreement"), dated as of February 21, 1997, as amended and restated as of April 14, 1997, among TPG Partners, L.P., a Delaware limited partnership, the Merging Corporation (collectively, the "Purchasers") and the Surviving Corporation. If, in accordance with the Maryland General Corporation Law, any holder of Dissenting Shares shall fail to (i) file a written objection to the Merger at or before the meeting of stockholders of the Surviving Corporation at which the Merger is considered or
(ii) effectively withdraw or lose his right to payment of the fair value for his shares of DMFC Common Stock or DMFC Preferred Stock, then each such share shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive in cash the consideration applicable to such share in accordance with
Schedule 2.9(a) of the Agreement.

           (b) At the election of the holder thereof in accordance with this Article, each share of Series F Preferred Stock of the Surviving Corporation held by such holder (an "Electing Shareholder") shall be converted into a number of shares of common stock, par value $0.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock") determined in the manner set forth in Schedule 2.9(b) of the Agreement (the "Series F Share Consideration"), in lieu of the cash consideration provided for in Section 2.9(a) of the Agreement. In order to elect to receive the Series F Share Consideration in lieu of cash consideration, an Electing Shareholder must furnish to the Secretary of the Surviving Corporation, on or before the fifth business day immediately preceding the Closing Date (as defined in the Agreement), written notice to the Surviving Corporation and each of the Purchasers effectively (i) waiving any right of such Electing Shareholder to receive the cash consideration provided for in Section 2.9(a) of the Agreement and (ii) electing to convert all or a portion of such Electing Shareholder's shares of Series F Preferred Stock of the Surviving Corporation into the Series F Share Consideration. For purposes of these Articles of Merger, shares of Series F Preferred Stock with respect to which an election to receive the Series F Share Consideration is made shall be referred to as "Elected Shares."

           (c) The holders of shares of DMFC Common Stock and DMFC Preferred Stock shall cease to have any rights as stockholders of the Surviving Corporation, including any right to receive dividends, whether or not previously declared and unpaid (except such rights, if any, as they may have pursuant to Section 3-202 of the Maryland General Corporation Law) and their


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sole right shall be the right to receive, as the case may be, (i)
the cash into which their shares of DMFC Common Stock or DMFC Preferred Stock have been converted by the Merger as provided in
Section 2.9(a) of the Agreement or (ii) in the case of Elected Shares, the Surviving Corporation Common Stock into which such Elected Shares shall have been converted in the Merger pursuant to Section 2.9(b) of the Agreement.

           (d) Each share of common stock, $.01 par value per share, of the Merging Corporation issued and outstanding immediately prior to the Effective Time shall be converted into one share of Surviving Corporation Common Stock.

           (e) Each share of Series A Redeemable Preferred Stock, $.01 par value per share, of the Merging Corporation ("Merging Corporation Series A Preferred Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one share of Series A Redeemable Preferred Stock of the Surviving Corporation ("Surviving Corporation Series A Preferred Stock"). Each share of Series B Redeemable Preferred Stock, $.01 par value per share, of the Merging Corporation ("Merging Corporation Series B Preferred Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one share of Series B Redeemable Preferred Stock of the Surviving Corporation ("Surviving Corporation Series B Preferred Stock"). The terms of the Surviving Corporation Series A Preferred Stock and the Surviving Corporation Series B Preferred Stock shall, by virtue of the Merger, in which the charter of the Merging Corporation shall become the charter of the Surviving Corporation (except as otherwise provided in Article Sixth hereof), be the same as the terms of the Merging Corporation Series A Preferred Stock and Merging Corporation Series B Preferred Stock, respectively.

           TWELFTH: The terms and conditions of the Merger were duly advised, authorized and approved by the Merging Corporation in the manner and by the vote required by the laws of the State of Maryland and the charter of the Merging Corporation, as follows:

           (a) The Board of Directors of the Merging Corporation, by written consent to such action signed by all the members thereof and filed with the minutes of proceedings of the Board, adopted resolutions declaring that the terms and conditions of the Merger were advisable and directing that the proposed transaction be submitted for consideration by the stockholders of the Merging Corporation.

           (b) A consent in writing, setting forth approval of the terms and conditions of the Merger as so proposed was signed by all stockholders of the Merging Corporation entitled to vote thereon, and such consent is filed with the records of stockholder meetings of the Merging Corporation.

           THIRTEENTH: The terms and conditions of the Merger were duly advised, authorized and approved by the Surviving
Corporation in the manner and by the vote required by the laws of the State of Maryland and the charter of the Surviving
Corporation, as follows:

           (a) The Board of Directors of the Surviving Corporation, at meetings duly called and held, adopted resolutions declaring that the terms and conditions of the Merger were


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advisable and directing that the proposed transaction be
submitted for consideration by the stockholders of the Surviving
Corporation.

           (b) At a meeting duly called and held, resolutions setting forth approval of the terms and conditions of the Merger as so proposed were adopted by the requisite vote of the stockholders of the Surviving Corporation entitled to vote thereon.

           FOURTEENTH: These Articles of Merger shall become effective upon acceptance for record by the State Department of Assessments and Taxation of the Maryland (the "Effective Time").

           FIFTEENTH: Each of the undersigned President and Senior Vice President acknowledges these Articles of Merger to be the corporate act of the respective corporate party on whose behalf he has signed, and further, as to all matters or facts required to be verified under oath, each of the undersigned President and Senior Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts relating to the corporation on whose behalf he has signed are true in all material respects and that this statement is made under the penalties for perjury.

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




           IN WITNESS WHEREOF, these Articles of Merger have been duly executed by the parties hereto this 17th day of April, 1997.

ATTEST:                             TPG SHIELD ACQUISITION
                                    CORPORATION

 /s/ Carrie Wheeler                 By:   /s/ Jeffrey A. Shaw    (SEAL)
--------------------------             ------------------------
Carrie Wheeler                         Jeffrey A. Shaw
Assistant Secretary                    President


ATTEST:                             DEL MONTE FOODS COMPANY
 /s/ William R. Sawyers             By:   /s/ Thomas E. Gibbons  (SEAL)
--------------------------             ------------------------
William R. Sawyers                     Thomas E. Gibbons
Secretary                              Senior Vice President



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                                                 Exhibit A

                TPG SHIELD ACQUISITION CORPORATION

                      ARTICLES SUPPLEMENTARY


          TPG Shield Acquisition Corporation, a Maryland corporation (the "Corporation"), hereby certifies to the State
Department of Assessments and Taxation of Maryland that:

          FIRST: Under a power contained in Article Sixth of the Restated and Amended Articles of Incorporation of the Corporation (the "Restated Articles of Incorporation"), the Board of Directors of the Corporation (the "Board of Directors"), by unanimous written consent dated April 17, 1997, classified and designated seventy-five thousand (75,000) shares (the "Series A Shares") of Preferred Stock (as defined in the Restated Articles of Incorporation) as shares of Series A Redeemable Preferred Stock, with preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of shares as set forth below:

                Section 1.     Designation and Amount.

                The shares of such series shall be designated as the "Series A Redeemable Preferred Stock" ("Series A Preferred Stock") and the number of shares constituting such series shall be seventy-five thousand (75,000), which number may be decreased and, only for purposes of Section 2(b) below, increased by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then currently outstanding shares of Series A Preferred Stock.

                Section 2.     Dividends and Distributions.

                (a) The holders of shares of Series A Preferred Stock, in preference to the holders of shares of the Corporation's Common Stock, par value $.01 per share (the "Common Stock"), and to any other capital stock of the Corporation ranking junior to Series A Preferred Stock as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available for the payment of dividends, cumulative dividends at the annual rate of 14% of the Liquidation Value per share, and, subject to the provisions of Section 4(d)(ii), no more. Dividends payable in respect of the outstanding shares of Series A Preferred Stock shall begin to accrue and be cumulative from the respective dates of original issue of such shares (which dates shall be reflected on the certificates evidencing the same), and shall be payable in quarterly payments on April 15, July 15, October 15 and January 15 (or, if any such day is not a Business Day, as defined in Section 7, the Business Day next preceding such day) in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") for each of the fiscal quarters ended June 30, September 30, December 31 and March 31, respectively, commencing in respect of each share of

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      Series A Preferred Stock on the first Quarterly Dividend
      Payment Date which is at least seven days after the date of original issue thereof.

                (b) Any dividend payable in respect of shares of Series A Preferred Stock may, at the election of the Board of Directors, be declared and paid in additional shares of Series A Preferred Stock, to the extent legally permissible, in lieu of declaration and payment therefor in cash. The number of shares of Series A Preferred Stock to be issued in lieu of cash dividends shall be calculated based on the Liquidation Value of each share of Series A Preferred Stock. The shares of Series A Preferred Stock so issued shall be duly authorized, validly issued, fully paid and nonassessable. To the extent not declared and paid in cash or in additional shares of Series A Preferred Stock, or declared and funds necessary therefor shall have been Set Aside for Payment, on each Quarterly Dividend Payment Date, an amount equal to all dividends which have accumulated on each share of Series A Preferred Stock then outstanding during the period from the immediately preceding Quarterly Dividend Payment Date (or from the date of issuance in the case of the initial Quarterly Dividend Payment Date) to such Quarterly Dividend Payment Date will be added to the Liquidation Value of such shares of Series A Preferred Stock and will remain a part thereof until such dividends are paid in cash or additional shares of Series A Preferred Stock, at which time such Liquidation Value will be reduced by the amount of dividends so paid.

                (c) The amount of dividends payable shall be determined on the basis of twelve 30-day months and a 360-day year. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date (a "Regular Record Date") for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days nor less than ten days prior to the date fixed for the payment thereof. Any dividend declared by the Board of Directors as payable and punctually paid or Set Apart for Payment on a Quarterly Dividend Payment Date will be paid to the Persons, as defined in Section 8, in whose names Series A Preferred Stock is registered at the close of business on the Regular Record Date set with respect to that Quarterly Dividend Payment Date (the "Registered Holders"). Any dividend not so paid or Set Apart for Payment shall forthwith cease to be payable to such Registered Holders and may be paid to the Registered Holder at the close of business on the record date for the payment of such defaulted dividends and interest to be fixed by the Board of Directors (a "Special Record Date"). The Board of Directors shall provide Registered Holders of Series A Preferred Stock not less than 10 days' prior notice of a Special Record Date. All cash payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.



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                (d) The Registered Holder of any shares of Series A
      Preferred Stock, upon the Corporation's written request therefor containing a reasonably complete description of the basis for such request, shall indemnify the Corporation for any and all withholding tax liabilities incurred by the Corporation in connection with any dividends paid or distributions made (including, without limitation, in connection with any redemption of Series A Preferred Stock, but excluding any penalties other than penalties resulting from the failure of the Registered Holder to provide any required information) to such holder in respect of Series A Preferred Stock. Each Registered Holder, by acceptance of the certificate evidencing such holder's shares of Series A Preferred Stock, shall be deemed to have agreed to the terms of this Section 2(d).

                (e) The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions in respect of such shares of Series A Preferred Stock except as provided for in these Articles Supplementary.

                Section 3.     Restrictive Covenants; Voting Rights.

                (a) So long as any shares of Series A Preferred Stock shall be outstanding and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the consent or approval of the holders of at least a majority of the number of then-outstanding shares of Series A Preferred Stock, voting as a single class, given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class, or by written consent, the Corporation shall not:

                     (i) authorize or create any class or series, or any shares of any class or series, of stock having any preference or priority as to dividends or upon redemption, liquidation, dissolution, or winding up over Series A Preferred Stock ("Senior Stock"); provided, however, that no such vote shall be required with respect to the authorization or creation by the Corporation of one or more series of Senior Stock if the proceeds of the Corporation's issuance of such Senior Stock are sufficient, and are used, to redeem all outstanding shares of Series A Preferred Stock concurrently with the issuance of such Senior Stock;

                     (ii) authorize or create any class or
           series, or any shares of any class or series, of stock, other than Series B Redeemable Preferred Stock of the Corporation, ranking on a parity (either as to dividends or upon redemption, liquidation, dissolution or winding up) with Series A Preferred Stock ("Parity Stock"); provided, however, that no such vote shall be required with respect to the authorization or creation by the Corporation of one or more new series of Parity Stock if the proceeds of the Corporation's issuance of such Parity Stock are sufficient, and are used, to redeem all outstanding shares


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           of Series A Preferred Stock concurrently with the issuance of such Parity Stock;

                     (iii) reclassify, convert or exchange any shares of stock of the Corporation into shares of Senior Stock or Parity Stock;

                     (iv) authorize any security exchangeable for, convertible into, or evidencing the right to purchase any shares of Senior Stock or Parity Stock;

                     (v) amend, alter or repeal the Corporation's
           Restated and Amended Articles of Incorporation, as it may be amended from time to time (the "Restated Articles of Incorporation") or the Corporation's By-Laws, as they may be amended from time to time (the "By-Laws"), to alter or change the preferences, rights or powers of Series A Preferred Stock so as to affect Series A Preferred Stock adversely or, except for purposes of Section 2(b) above, to increase the authorized number of shares of Series A Preferred Stock;

                     (vi) declare or pay dividends or make any other distributions on, or redeem or repurchase any, shares of Common Stock or other capital stock of the Corporation ranking junior (either as to dividends or upon redemption, liquidation, dissolution or winding
           up) to the Series A Preferred Stock ("Junior Stock"), other than (A) dividends, redemptions, repurchases or distributions made in the form of, or exchangeable for, shares of Junior Stock, or warrants, rights or options to acquire shares of Junior Stock, (B) provided that dividends on shares of Series A Preferred Stock payable pursuant to the terms of
           Section 2(a) on the four most recent Quarterly Dividend Payment Dates shall have been paid in full in cash (or shares of Series A Preferred Stock issued in respect of such dividends pursuant to Section 2(b) shall have been redeemed or repurchased for cash) dividends, redemptions, repurchases and distributions in an amount which, when taken together with the amount of cash dividends and redemption or repurchase proceeds previously paid in respect of the Corporation's stock (other than in accordance with the proviso to clause (ix) of this Section 3(a)), does not exceed the amount of dividends, redemptions, repurchases or distributions permitted to be made by Del Monte Corporation, a wholly owned subsidiary of the Corporation ("DMC"), under the Indenture with respect to the Senior Subordinated Notes dated April 18, 1997, among the Corporation, as guarantor, DMC, as issuer, and Marine Midland Bank, as trustee, as in effect on the date hereof; (C) from time to time during the period in which shares of Series A Preferred Stock are outstanding, up to an aggregate of $10,000,000 in redemptions or repurchases of Junior Stock held by management of the Corporation in connection with termination of employment, retirement and similar circumstances; and (D) dividends,


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           redemptions, repurchases and distributions permitted by
           the proviso to clause (ix) of this Section 3(a);

                     (vii) declare or pay dividends or make any other distributions on, or redeem or repurchase any, shares of Parity Stock, other than (A) dividends or distributions made in the form of, or exchangeable for, shares of Junior Stock, or warrants, rights or options to acquire shares of Junior Stock, (B) other dividends or distributions paid ratably on Series A Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all such shares are then entitled, (C) redemptions or repurchases in exchange for shares of Junior Stock, or warrants, rights or options to acquire shares of Junior Stock, and (D) other redemptions or repurchases effected ratably on Series A Preferred Stock and all Parity Stock, in proportion to the total amounts to which the holders of all such shares are then entitled;

                     (viii) merge or consolidate with, or sell all or substantially all of the Corporation's assets to, another entity unless shares of Series A Preferred Stock outstanding immediately prior to such transaction (A) remain outstanding after such transaction without change to the preferences, rights or powers thereof, (B) are exchanged for securities containing substantially the same preferences, rights and powers or (C) are redeemed concurrently with the effectiveness of such transaction;

                     (ix) use cash proceeds of any
           recapitalization or refinancing transaction to redeem or repurchase any shares of Junior Stock without also redeeming or repurchasing each outstanding share of Series A Preferred Stock at the Redemption Price therefor; provided, however, that the Corporation shall be permitted to use the proceeds of the issuance of Junior Stock (other than pursuant to an underwritten public offering) to redeem or repurchase shares of Junior Stock to the extent that, after giving effect to such transaction, TPG Partners, L.P. ("TPG") and its Affiliates would hold at least 55% of the common equity interest in the Corporation that TPG and its Affiliates held immediately following the consummation of the merger effected pursuant to the Agreement and Plan of Merger, dated as of February 21, 1997, as amended, among the Corporation, TPG and Del Monte Foods Company; or

                     (x) permit DMC to issue shares of preferred stock other than to the Corporation or another wholly owned subsidiary of the Corporation.

                (b) Whenever (i) there shall have occurred six consecutive Quarterly Dividend Payment Dates on which dividends payable on shares of Series A Preferred Stock pursuant to the terms of Section 2(a) shall not have been paid, in cash or in additional shares of Series A Preferred Stock or by increasing the Liquidation


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





      Value of the shares of Series A Preferred Stock pursuant to
      Section 2(b), at the annual rate of 14% of Liquidation Value per share (a "Dividend Default"), (ii) the Corporation shall not have redeemed shares of Series A Preferred Stock within ten days of the date (a "Redemption Date") of any redemption of which it has given, or is required to give, notice pursuant to Section 5(c), regardless of whether there shall be funds legally available to effect such redemption (a "Redemption Default"), thereafter and until such time as all dividends on Series A Preferred Stock shall have been paid, in cash or in additional shares of Series A Preferred Stock or by increasing the Liquidation Value of the shares of Series A Preferred Stock pursuant to Section 2(b), in full (and no dividend arrearages shall exist on the Series A Preferred Stock) (hereafter a cure of such Dividend Default), or such redemption shall have been performed or all funds necessary therefor Set Apart for Payment, as the case may be, the holders of shares of Series A Preferred Stock shall have the right, notwithstanding anything to the contrary contained in the Restated Articles of Incorporation or ByLaws of the Corporation, voting together as a single class, to elect one director. This right to elect one director may be exercised at any annual meeting or at any special meeting called for such purpose as hereinafter provided or at any adjournments thereof, or by the written consent delivered to the Secretary of the Corporation, of the holders of a majority of all outstanding shares of Series A Preferred Stock as of the record date of such written consent, until any Dividend Default or Redemption Default shall have been cured, at which time the term of office of the director so elected shall terminate automatically. So long as such right to vote continues (and unless such right has been exercised by written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock as hereinbefore authorized), the Secretary of the Corporation may call, and upon the written request of the holders of record of a majority of the outstanding shares of Series A Preferred Stock addressed to him or her at the principal office of the Corporation shall call, a special meeting of the holders of Series A Preferred Stock for the election of one director as provided herein. Such meeting shall be held within 10 days after delivery of such notice to the Secretary, at the place and upon the notice provided by law and in the By-Laws or in the notice of meeting. No such special meeting or adjournment thereof shall be held on a date less than 10 days before any annual meeting of stockholders or any special meeting in lieu thereof. If at any such annual or special meeting or any adjournment thereof the holders of a majority of the then outstanding shares of Series A Preferred Stock entitled to vote in such election shall be present or represented by proxy, or if the holders of the majority of the outstanding shares of Series A Preferred Stock shall have acted by written consent in lieu of a meeting with respect thereto, then the authorized number of directors shall be increased by one and the holders of Series A Preferred Stock, voting as a class, shall be entitled to elect the additional one director. The absence of a quorum of the holders of any class or series of capital stock of the Corporation at any such annual or special meeting shall not affect the exercise by the holders of Series A Preferred Stock of its voting rights. Any director so elected shall serve until the next annual meeting or until his or her successor shall be elected and shall qualify, unless the director's term of office shall have terminated under the circumstances set forth in the second sentence of this Section 3(b). If any director elected by the holders of Series A Preferred Stock as a class dies or becomes incapacitated, the holders of Series A Preferred Stock then outstanding are entitled to vote for such director by written consent as hereinabove provided, or at a special meeting of such holders called as provided above, may elect his or her successor to hold office for the unexpired term. Holders of Series A Preferred Stock shall have the right to remove, with or without cause, any director originally elected by such holders, upon the affirmative vote of a majority of such holders by written consent as hereinabove provided or at a special meeting of such holders called as provided above. The rights of the holders of Series A Preferred Stock to elect a director pursuant to the terms of this Section 3(b) shall not be affected adversely by the voting or other rights applicable to any other security of the Corporation.

                (c) Except as otherwise provided in these Articles Supplementary or in the Restated Articles of Incorporation, or as required by law, the holders of shares of Series A Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate action.

                Section 4.     Redemption.

                (a) The Corporation may redeem, in whole or in part, any outstanding shares of Series A Preferred Stock at any time, but only out of funds legally available therefor, by paying therefor in cash the Liquidation Value of such shares plus an amount equal to all Accrued Dividends, as defined in Section 7, thereon to the date of redemption (the "Redemption Price"). If less than all outstanding shares of Series A Preferred Stock are to be redeemed, the Corporation shall redeem shares pro rata among the holders thereof in accordance with the respective numbers of shares of Series A Preferred Stock held by each of them.

                (b) On or before April 17, 2008, the Corporation shall redeem all outstanding shares of Series A Preferred
      Stock, if any, but only out of funds legally available therefor, by paying the Redemption Price therefor.

                (c) The Corporation shall redeem all outstanding shares of Series A Preferred Stock, if any, but only out of funds legally available therefor, by paying 101% of the Redemption Price therefor in the event of (i) a Change of Control, as defined in Section 7, or (ii) a merger or consolidation of the Corporation with another entity in which holders of the common equity of the Corporation immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction.

                (d) (i) Notice of any redemption of shares of Series A Preferred Stock pursuant to this Section 4 shall be mailed not less than 10, but not more than 60, days prior to the date fixed for redemption to each holder of shares of Series A Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of shares of Series A

      Preferred Stock, the Board of Directors may fix a record date for the determination of the holders of shares of Series A Preferred Stock to be redeemed, not more than 60 days or less than 10 days prior to the date fixed for such redemption.

                     (ii) Notice having been given pursuant to
      Section 4(d)(i), from and after the date specified therein as the date of redemption, unless default shall be made by the Corporation in providing for the payment of the applicable Redemption Price, all dividends on Series A Preferred Stock thereby called for redemption shall cease to accrue, and from and after the earlier of (x) the date of redemption so specified, unless default shall be made by the Corporation as aforesaid, and (y) the date (prior to the date of redemption so specified) on which funds of the Corporation sufficient for the payment of the Redemption Price shall have been Set Apart for Payment thereof if the notice of redemption shall state the intention of the Corporation so to deposit such funds on a date specified in such notice, all rights of the holders thereof as stockholders of the Corporation, except the right to receive the applicable Redemption Price (but without interest), shall cease and terminate. Any interest allowed on moneys so deposited shall be paid to the Corporation. Any moneys so deposited which shall remain unclaimed by the holders of such Series A Preferred Stock at the end of six years after the redemption date shall to the fullest extent permitted by law become the property of, and be paid by such bank or trust company to, the Corporation. If the Corporation shall default in providing for the payment of the Redemption Price as required pursuant to this Section 4, dividends on such Series A Preferred Stock shall accrue at the rate of 16% per annum and be added to the required redemption payments as provided in Section 2(a).

                Section 5.     Reacquired Shares.

                Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation or any Subsidiary of the Corporation in any manner whatsoever shall become authorized but unissued shares of Preferred Stock, $.01 par value per share, of the Corporation and may be reissued as part of another series of Preferred Stock, $.01 par value per share, of the Corporation, subject to the conditions or restrictions on authorizing or creating any class or series, or any shares of any class or series, set forth in Section 3(a).

                Section 6.     Liquidation, Dissolution or Winding Up.

                (a) If the Corporation shall liquidate, dissolve or wind up, whether pursuant to federal bankruptcy laws, state laws or otherwise, no distribution shall be made (i) to the holders of shares of Junior Stock, unless prior thereto the holders of shares of Series A Preferred Stock shall have received the Liquidation Value for each share plus an amount equal to all Accrued Dividends thereon to the date of such payment or (ii) to the holders of shares of Parity Stock, except distributions made ratably on Series A Preferred Stock and all such Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up of the Corporation.

                (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons, nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation to a Person or Persons other than the holders of Junior Stock shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

                Section 7.     Definitions.

                As used herein, the following terms shall have the meanings indicated.

                "Accrued Dividends" to a particular date (the
      "Applicable Date") means all unpaid dividends payable pursuant to Section 2(a), whether or not declared, accumulated to the Applicable Date.

                "Affiliate" means any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

                "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                "Change in Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation or DMC to any Person or group of related persons for purposes of Section 13(d) of the Securities Exchange Act of 1934 (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Series A Preferred Stock) other than to TPG or any of its Affiliates; (ii) the approval by the holders of capital stock of the Corporation or DMC of any plan or proposal for the liquidation or dissolution of the Corporation or DMC, as the case may be (whether or not otherwise in compliance with the provisions of this Series A Preferred Stock); (iii) (A) any Person or Group (other than TPG or any of its Affiliates) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 40% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors, managers or trustees (the "Voting Stock") of the Corporation or DMC and
      (B) TPG and any of its Affiliates beneficially own, directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Corporation than such other Person or Group; or (iv) the replacement of a majority of the Board of Directors of the Corporation or DMC over a two-year period from the directors who constituted the Board of Directors of the Corporation or DMC, as the case may be, at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Corporation or DMC, as the case may be, then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or who were nominated by, or designees of, either of TPG or any of its Affiliates.

                "Liquidation Value" with respect to any share of Series A Preferred Stock as of any particular date means an amount equal to the sum of $1,000 plus (A) an amount equal to any accumulated and unpaid dividends on such share of Series A Preferred Stock added to the Liquidation Value of such share pursuant to Section 2, as such amount may be reduced in accordance with the provisions of Section 2, and
      (B) in any liquidation, dissolution or winding up of the Corporation or any redemption, as the case may be, an amount equal to dividends accumulating from and including the next preceding Quarterly Dividend Payment Date to but excluding the Quarterly Dividend Payment Date.

                "Person" means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust or other entity.

                "Set Apart for Payment" means, when used with respect to funds of the Corporation to be used to pay dividends or effect redemptions of shares of Series A Preferred Stock, that the funds of the Corporation to be used to pay dividends on or effect redemptions of any shares of Series A Preferred Stock to the Corporation shall have irrevocably deposited with a bank or trust company doing business in the Borough of Manhattan in the City of New York, and having a capital and surplus of at least $50 million, in trust for the exclusive benefit of the holders of shares of Series A Preferred Stock, funds sufficient to satisfy such payment of redemption obligation.

                "Subsidiary" of any Person means any corporation or other entity of which all the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

                Section 9.     Rank.

                Series A Preferred Stock will rank, with respect to dividends and upon distribution of assets in liquidation, dissolution or winding up, prior to the Common
      Stock and pari passu with the Series B Redeemable Preferred
      Stock of the Corporation.

          SECOND: Under a power contained in Article Sixth of the Restated Articles of Incorporation, the Board of Directors , by unanimous written consent dated April 17, 1997, classified and designated seventy-five thousand (75,000) shares (together with the Series A Shares, the "Shares") of Preferred Stock as shares of Series B Redeemable Preferred Stock, with preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of shares as set forth below:

                Section 1.     Designation and Amount.

                The shares of such series shall be designated as the "Series B Redeemable Preferred Stock" ("Series B Preferred Stock") and the number of shares constituting such series shall be seventy-five thousand (75,000), which number may be decreased and, only for purposes of Section 2(b) below, increased by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then currently outstanding shares of Series B Preferred Stock.

                Section 2.     Dividends and Distributions.

                (a) The holders of shares of Series B Preferred Stock, in preference to the holders of shares of the Corporation's Common Stock, par value $.01 per share (the "Common Stock"), and to any other capital stock of the Corporation ranking junior to Series B Preferred Stock as to payment of dividends, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available for the payment of dividends, cumulative dividends at the annual rate of 14% of the Liquidation Value per share, and, subject to the provisions of this Section 4(d)(ii), no more. Dividends payable in respect of the outstanding shares of Series B Preferred Stock shall begin to accrue and be cumulative from the respective dates of original issue of such shares (which dates shall be reflected on the certificates evidencing the same), and shall be payable in quarterly payments on April 15, July 15, October 15 and January 15 (or, if any such day is not a Business Day, as defined in Section 7, the Business Day next preceding such day) in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date" for each of the fiscal quarters ended June 30, September 30, December 31 and March 31, respectively, commencing in respect of each share of Series B Preferred Stock on the first Quarterly Dividend Payment Date which is at least seven days after the date of original issue thereof.

                (b) Any dividend payable in respect of shares of Series B Preferred Stock may, at the election of the Board of Directors, be declared and paid in additional shares of Series B Preferred Stock, to the extent legally permissible, in lieu of declaration and payment therefor in cash. The number of shares of Series B Preferred Stock to be issued in lieu of cash dividends shall be calculated based on the Liquidation Value of each share of Series B Preferred Stock. The shares of Series B Preferred Stock so issued shall be duly authorized, validly issued, fully paid and nonassessable. To the extent not declared and paid in cash or in additional shares of Series B Preferred Stock, or declared and funds necessary therefor shall have been Set Aside for Payment, on each Quarterly Dividend Payment Date, an amount equal to all dividends which have accumulated on each share of Series B Preferred Stock then outstanding during the period from the immediately preceding Quarterly Dividend Payment Date (or from the date of issuance in the case of the initial Quarterly Dividend Payment Date) to such Quarterly Dividend Payment Date will be added to the Liquidation Value of such shares of Series B Preferred Stock and will remain a part thereof until such dividends are paid in cash or additional shares of Series B Preferred Stock, at which time such Liquidation Value will be reduced by the amount of dividends so paid.

                (c) The amount of dividends payable shall be determined on the basis of twelve 30-day months and a 360-day year. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date (a "Regular Record Date") for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days nor less than ten days prior to the date fixed for the payment thereof. Any dividend declared by the Board of Directors as payable and punctually paid or Set Apart for Payment on a Quarterly Dividend Payment Date will be paid to the Persons, as defined in Section 8, in whose names Series B Preferred Stock is registered at the close of business on the Regular Record Date set with respect to that Quarterly Dividend Payment Date (the "Registered Holders"). Any dividend not so paid or Set Apart for Payment shall forthwith cease to be payable to such Registered Holders and may be paid to the Registered Holder at the close of business on the record date for the payment of such defaulted dividends and interest to be fixed by the Board of Directors (a "Special Record Date"). The Board of Directors shall provide Registered Holders of Series B Preferred Stock not less than 10 days' prior notice of a Special Record Date. All cash payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                (d) The Registered Holder of any shares of Series B Preferred Stock, upon the Corporation's written request therefor containing a reasonably complete description of the basis for such request, shall indemnify the Corporation for any and all withholding tax liabilities incurred by the Corporation in connection with any dividends paid or distributions made (including, without limitation, in connection with any redemption of Series B Preferred Stock, but excluding any penalties other than penalties resulting from the failure of the Registered Holder to provide any required information) to such holder in respect of Series B Preferred Stock. Each Registered Holder, by acceptance of the certificate evidencing such holder's shares of Series B Preferred Stock, shall be deemed to have agreed to the terms of this Section 2(d).

                (e) The holders of shares of Series B Preferred Stock shall not be entitled to receive any dividends or other distributions in respect of such shares of Series B Preferred Stock except as provided for in these Articles Supplementary.

                 Section 3.  Restrictive Covenants; Voting Rights.

                (a) So long as any shares of Series B Preferred Stock shall be outstanding and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the consent or approval of the holders of at least a majority of the number of then-outstanding shares of Series B Preferred Stock, voting as a single class, given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class, or by written consent, the Corporation shall not:

                     (i) authorize or create any class or series, or any shares of any class or series, of stock having any preference or priority as to dividends or upon redemption, liquidation, dissolution, or winding up over Series B Preferred Stock ("Senior Stock"); provided, however, that no such vote shall be required with respect to the authorization or creation by the Corporation of one or more series of Senior Stock if the proceeds of the Corporation's issuance of such Senior Stock are sufficient, and are used, to redeem all outstanding shares of Series B Preferred Stock concurrently with the issuance of such Senior Stock;

                     (ii) authorize or create any class or
           series, or any shares of any class or series, of stock, other than Series A Redeemable Preferred Stock of the Corporation, ranking on a parity (either as to dividends or upon redemption, liquidation, dissolution or winding up) with Series B Preferred Stock ("Parity Stock"); provided, however, that no such vote shall be required with respect to the authorization or creation by the Corporation of one or more new series of Parity Stock if the proceeds of the Corporation's issuance of such Parity Stock are sufficient, and are used, to redeem all outstanding shares of Series B Preferred Stock concurrently with the issuance of such Parity Stock;

                     (iii) reclassify, convert or exchange any shares of stock of the Corporation into shares of Senior Stock or Parity Stock;

                     (iv) authorize any security exchangeable for, convertible into, or evidencing the right to purchase any shares of Senior Stock or Parity Stock;

                     (v) amend, alter or repeal the Corporation's
           Restated and Amended Articles of Incorporation, as it may be amended from time to time (the "Restated Articles of Incorporation") or the Corporation's By-Laws, as they may be amended from time to time (the "By-Laws"), to alter or change the preferences, rights or powers of Series B Preferred Stock so as to affect Series B Preferred Stock adversely or, except for purposes of Section 2(b) above, to increase the authorized number of shares of Series B Preferred Stock;

                     (vi) declare or pay dividends or make any other distributions on, or redeem or repurchase any, shares of Common Stock or other capital stock of the Corporation ranking junior (either as to dividends or upon redemption, liquidation, dissolution or winding
           up) to the Series B Preferred Stock ("Junior Stock"), other than (A) dividends, redemptions, repurchases or distributions made in the form of, or exchangeable for, shares of Junior Stock, or warrants, rights or options to acquire shares of Junior Stock, (B) provided that dividends on shares of Series B
           Preferred Stock payable pursuant to the terms of
           Section 2(a) on the four most recent Quarterly
           Dividend Payment Dates shall have been paid in full in cash (or shares of Series A Preferred Stock issued in respect of such dividends pursuant to Section 2(b) shall have been redeemed or repurchased for cash) dividends, redemptions, repurchases and distributions in an amount which, when taken together with the amount of cash dividends and redemption or repurchase proceeds previously paid in respect of the Corporation's stock (other than in accordance with the proviso to clause (ix) of this Section 3(a)), does not exceed the amount of dividends, redemptions, repurchases or distributions permitted to be made by Del Monte Corporation, a wholly owned subsidiary of the Corporation ("DMC"), under the Indenture with respect to the Senior Subordinated Notes dated April
           18, 1997, among the Corporation, as guarantor, DMC, as issuer, and Marine Midland Bank, as trustee, as in effect on the date hereof; (C) from time to time during the period in which shares of Series B
           Preferred Stock are outstanding, up to an aggregate of $10,000,000 in redemptions or repurchases of Junior
           Stock held by management of the Corporation in connection with termination of employment, retirement and similar circumstances; and (D) dividends, redemptions, repurchases and distributions permitted by the proviso to clause (ix) of this Section 3(a);

                     (vii) declare or pay dividends or make any other distributions on, or redeem or repurchase any, shares of Parity Stock, other than (A) dividends or distributions made in the form of, or exchangeable for, shares of Junior Stock, or warrants, rights or options to acquire shares of Junior Stock, (B) other dividends or distributions paid ratably on Series B Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all such shares are then entitled, (C) redemptions or repurchases in exchange for shares of Junior Stock, or warrants, rights or options to acquire shares of Junior Stock, and (D) other redemptions or repurchases effected ratably on Series B Preferred Stock and all Parity Stock, in proportion to the total amounts to which the holders of all such shares are then entitled;

                     (viii) merge or consolidate with, or sell all or substantially all of the Corporation's assets to, another entity unless shares of Series B Preferred Stock outstanding immediately prior to such transaction (A) remain outstanding after such transaction without change to the preferences, rights or powers thereof, (B) are exchanged for securities containing substantially the same preferences, rights and powers or (C) are redeemed concurrently with the effectiveness of such transaction;

                     (ix) use cash proceeds of any
           recapitalization or refinancing transaction to redeem or repurchase any shares of Junior Stock without also redeeming or repurchasing each outstanding share of Series B Preferred Stock at the Redemption Price therefor; provided, however, that the Corporation shall be permitted to use the proceeds of the issuance of Junior Stock (other than pursuant to an underwritten public offering) to redeem or repurchase shares of Junior Stock to the extent that, after giving effect to such transaction, TPG Partners, L.P. ("TPG") and its Affiliates would hold at least 55% of the common equity interest in the Corporation that TPG and its Affiliates held immediately following the consummation of the merger effected pursuant to the Agreement and Plan of Merger, dated as of February 21, 1997, as amended, among the Corporation, TPG and Del Monte Foods Company; or

                     (x) permit DMC to issue shares of preferred stock other than to the Corporation or another wholly owned subsidiary of the Corporation.

                     (xi) redeem or repurchase, or pay any
           dividends or distributions in cash in respect of, shares of Series A Preferred Stock without also redeeming, repurchasing or paying dividends or distributions in cash in respect of shares of Series B
           Preferred Stock on equivalent terms.

                (b) Whenever (i) there shall have occurred six consecutive Quarterly Dividend Payment Dates on which dividends payable on shares of Series B Preferred Stock pursuant to the terms of Section 2(a) shall not have been paid, in cash or in additional shares of Series B Preferred Stock or by increasing the Liquidation Value of the shares of Series B Preferred Stock pursuant to Section 2(b), at the annual rate of 14% of Liquidation Value per share (a "Dividend Default"), (ii) the Corporation shall not have redeemed shares of Series B Preferred Stock within ten days of the date (a "Redemption Date") of any redemption of which it has given, or is required to give, notice pursuant to Section 5(c), regardless of whether there shall be funds legally available to effect such redemption (a "Redemption Default"), thereafter and until such time as all dividends on Series B Preferred Stock shall have been paid, in cash or in additional shares of Series B Preferred Stock or by increasing the Liquidation Value of the shares of Series B Preferred Stock pursuant to Section 2(b), in full (and no dividend arrearages shall exist on the Series B Preferred Stock) (hereafter a cure of such Dividend Default), or such redemption shall have been performed or all funds necessary therefor Set Apart for Payment, as the case may be, the holders of shares of Series B Preferred Stock shall have the right, notwithstanding anything to the contrary contained in the Restated Articles of Incorporation or By-

      Laws of the Corporation, voting together as a single class, to elect one director. This right to elect one director may be exercised at any annual meeting or at any special meeting called for such purpose as hereinafter provided or at any adjournments thereof, or by the written consent delivered to the Secretary of the Corporation, of the holders of a majority of all outstanding shares of Series B Preferred Stock as of the record date of such written consent, until any Dividend Default or Redemption Default shall have been cured, at which time the term of office of the director so elected shall terminate automatically. So long as such right to vote continues (and unless such right has been exercised by written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock as hereinbefore authorized), the Secretary of the Corporation may call, and upon the written request of the holders of record of a majority of the outstanding shares of Series B Preferred Stock addressed to him or her at the principal office of the Corporation shall call, a special meeting of the holders of Series B Preferred Stock for the election of one director as provided herein. Such meeting shall be held within 10 days after delivery of such notice to the Secretary, at the place and upon the notice provided by law and in the By-Laws or in the notice of meeting. No such special meeting or adjournment thereof shall be held on a date less than 10 days before any annual meeting of stockholders or any special meeting in lieu thereof. If at any such annual or special meeting or any adjournment thereof the holders of a majority of the then outstanding shares of Series B Preferred Stock entitled to vote in such election shall be present or represented by proxy, or if the holders of the majority of the outstanding shares of Series B Preferred Stock shall have acted by written consent in lieu of a meeting with respect thereto, then the authorized number of directors shall be increased by one and the holders of Series B Preferred Stock, voting as a class, shall be entitled to elect the additional one director. The absence of a quorum of the holders of any class or series of capital stock of the Corporation at any such annual or special meeting shall not affect the exercise by the holders of Series B Preferred Stock of its voting rights. Any director so elected shall serve until the next annual meeting or until his or her successor shall be elected and shall qualify, unless the director's term of office shall have terminated under the circumstances set forth in the second sentence of this Section 3(b). If any director elected by the holders of Series B Preferred Stock as a class dies or becomes incapacitated, the holders of Series B Preferred Stock then outstanding are entitled to vote for such director by written consent as hereinabove provided, or at a special meeting of such holders called as provided above, may elect his or her successor to hold office for the unexpired term. Holders of Series B Preferred Stock shall have the right to remove, with or without cause, any director originally elected by such holders, upon the affirmative vote of a majority of such holders by written consent as hereinabove provided or at a special meeting of such holders called as provided above. The rights of the holders of Series B Preferred Stock to elect a director pursuant to the terms of this Section 3(b) shall not be affected adversely by the voting or other rights applicable to any other security of the Corporation.

                (c) Except as otherwise provided in these Articles Supplementary or in the Restated Articles of Incorporation, or as required by law, the holders of shares of Series B Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate action.

                Section 4.     Redemption.

                (a) The Corporation may redeem, in whole or in part, any outstanding shares of Series B Preferred Stock at any time, but only out of funds legally available therefor, by paying therefor in cash the Liquidation Value of such shares plus an amount equal to all Accrued Dividends, as defined in Section 7, thereon to the date of redemption (the "Redemption Price"). If less than all outstanding shares of Series B Preferred Stock are to be redeemed, the Corporation shall redeem shares pro rata among the holders thereof in accordance with the respective numbers of shares of Series B Preferred Stock held by each of them.

                (b) On or before April 17, 2008, the Corporation shall redeem all outstanding shares of Series B Preferred
      Stock, if any, but only out of funds legally available therefor, by paying the Redemption Price therefor.

                (c) The Corporation shall redeem all outstanding shares of Series B Preferred Stock, if any, but only out of funds legally available therefor, by paying 101% of the Redemption Price therefor in the event of (i) a Change of Control, as defined in Section 7, or (ii) a merger or consolidation of the Corporation with another entity in which holders of the common equity of the Corporation immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction.

                (d) (i) Notice of any redemption of shares of Series B Preferred Stock pursuant to this Section 4 shall be mailed not less than 10, but not more than 60, days prior to the date fixed for redemption to each holder of shares of Series B Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of shares of Series B Preferred Stock, the Board of Directors may fix a record date for the determination of the holders of shares of Series B Preferred Stock to be redeemed, not more than 60 days or less than 10 days prior to the date fixed for such redemption.

                     (ii) Notice having been given pursuant to
      Section 4(d)(i), from and after the date specified therein as the date of redemption, unless default shall be made by the Corporation in providing for the payment of the applicable Redemption Price, all dividends on Series B Preferred Stock thereby called for redemption shall cease to accrue, and from and after the earlier of (x) the date of redemption so specified, unless default shall be made by the Corporation as aforesaid, and (y) the date (prior to the date of redemption so specified) on which funds of the Corporation sufficient for the payment of the Redemption Price shall have been Set Apart for Payment thereof if the notice of redemption shall state the intention of the Corporation so to deposit such funds on a date specified in such notice, all rights of the holders thereof as stockholders of the Corporation, except the right to receive the applicable Redemption Price (but without interest), shall cease and terminate. Any interest allowed on moneys so deposited shall be paid to the Corporation. Any moneys so deposited which shall remain unclaimed by the holders of such Series B Preferred Stock at the end of six years after the redemption date shall to the fullest extent permitted by law become the property of, and be paid by such bank or trust company to, the Corporation. If the Corporation shall default in providing for the payment of the Redemption Price as required pursuant to this Section 4, dividends on such Series B Preferred Stock shall accrue at the rate of 16% per annum and be added to the required redemption payments as provided in Section 2(a).

                Section 5.     Reacquired Shares.

                Any shares of Series B Preferred Stock redeemed, purchased or otherwise acquired by the Corporation or any Subsidiary of the Corporation in any manner whatsoever shall become authorized but unissued shares of Preferred Stock, $.01 par value per share, of the Corporation and may be reissued as part of another series of Preferred Stock, $.01 par value per share, of the Corporation, subject to the conditions or restrictions on authorizing or creating any class or series, or any shares of any class or series, set forth in Section 3(a).

                Section 6.     Liquidation, Dissolution or Winding Up.

                (a) If the Corporation shall liquidate, dissolve or wind up, whether pursuant to federal bankruptcy laws, state laws or otherwise, no distribution shall be made (i) to the holders of shares of Junior Stock, unless prior thereto the holders of shares of Series B Preferred Stock shall have received the Liquidation Value for each share plus an amount equal to all Accrued Dividends thereon to the date of such payment or (ii) to the holders of shares of Parity Stock, except distributions made ratably on Series B Preferred Stock and all such Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up of the Corporation.

                (b) Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons, nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation to a Person or Persons other than the holders of Junior Stock shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

                Section 7.     Definitions.

                As used herein, the following terms shall have the meanings indicated.

                "Accrued Dividends" to a particular date (the
      "Applicable Date") means all unpaid dividends payable pursuant to Section 2(a), whether or not declared, accumulated to the Applicable Date.

                "Affiliate" means any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

                "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                "Change in Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation or DMC to any Person or group of related persons for purposes of Section 13(d) of the Securities Exchange Act of 1934 (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Series B Preferred Stock) other than to TPG or any of its Affiliates; (ii) the approval by the holders of capital stock of the Corporation or DMC of any plan or proposal for the liquidation or dissolution of the Corporation or DMC, as the case may be (whether or not otherwise in compliance with the provisions of this Series B Preferred Stock); (iii) (A) any Person or Group (other than TPG or any of its Affiliates) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 40% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors, managers or trustees (the "Voting Stock") of the Corporation or DMC and
      (B) TPG and any of its Affiliates beneficially own, directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Corporation than such other Person or Group; or (iv) the replacement of a majority of the Board of Directors of the Corporation or DMC over a two-year period from the directors who constituted the Board of Directors of the Corporation or DMC, as the case may be, at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Corporation or DMC, as the case may be, then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or who were nominated by, or designees of, either of TPG or any of its Affiliates.

                "Liquidation Value" with respect to any share of Series B Preferred Stock as of any particular date means an amount equal to the sum of $1,000 plus (A) an amount equal to any accumulated and unpaid dividends on such share of Series B Preferred Stock added to the Liquidation Value of such share pursuant to Section 2, as such amount may be reduced in accordance with the provisions of Section 2, and
      (B) in any liquidation, dissolution or winding up of the Corporation or any redemption, as the case may be, an amount equal to dividends accumulating from and including the next preceding Quarterly Dividend Payment Date to but excluding the Quarterly Dividend Payment Date.

                "Person" means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust or other entity.

                "Set Apart for Payment" means, when used with respect to funds of the Corporation to be used to pay dividends or effect redemptions of shares of Series B Preferred Stock, that the funds of the Corporation to be used to pay dividends on or effect redemptions of any shares of Series B Preferred Stock to the Corporation shall have irrevocably deposited with a bank or trust company doing business in the Borough of Manhattan in the City of New York, and having a capital and surplus of at least $50 million, in trust for the exclusive benefit of the holders of shares of Series B Preferred Stock, funds sufficient to satisfy such payment of redemption obligation.

                "Subsidiary" of any Person means any corporation or other entity of which all the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

                Section 9.     Rank.

                Series B Preferred Stock will rank, with respect to dividends and upon distribution of assets in liquidation, dissolution or winding up, prior to the Common
      Stock and pari passu with the Series A Redeemable Preferred
      Stock of the Corporation.


          THIRD: The Shares have been classified and designated by the Board of Directors under the authority contained in the Restated Articles of Incorporation.

          FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

          FIFTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

           IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Assistant
Secretary on this 17th day of April, 1997.

ATTEST:                             TPG SHIELD ACQUISITION
                                    CORPORATION




   /s/ Carrie Wheeler               By:   /s/ Jeffrey A. Shaw  (SEAL)
----------------------------           ------------------------
Carrie Wheeler                            Jeffrey A. Shaw
Assistant Secretary                       President

                TPG SHIELD ACQUISITION CORPORATION

               ARTICLES OF AMENDMENT AND RESTATEMENT


THIS IS TO CERTIFY THAT:

          FIRST: TPG Shield Acquisition Corporation, a Maryland corporation (the "Corporation"), desires to amend and restate its charter as currently in effect and as hereinafter amended.

          SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

                FIRST:  The name of the corporation is TPG Shield
           Acquisition Corporation (hereinafter referred to as the "Corporation").

                SECOND: The purpose for which the Corporation is formed is:

                    To engage in any or all lawful business for which corporations may be organized under the Maryland General Corporation Law.

                THIRD: The address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

                FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one million (1,000,000) shares of Common Stock, $0.01 par value per share ("Common Stock"), and one million (1,000,000) shares of Preferred Stock, $0.01 par value per share ("Preferred Stock"). The aggregate par value of all authorized shares of stock having par value is twenty thousand dollars ($20,000).

                The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter or the Bylaws.

                The Board of Directors may classify any unissued shares of stock and reclassify any previously classified but unissued shares of stock of any class or series from time to time, in one or more classes or series of stock.

                Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland ("SDAT"). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this paragraph may be made dependent upon facts or events ascertainable outside the charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in articles supplementary filed with the SDAT.

                All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the charter and the Bylaws.

                FIFTH: The number of directors of the Corporation shall be three (3),which may be changed in accordance with the Bylaws of the Corporation. The names of the directors who shall act until the first annual meeting and until their successors are duly chosen and qualify are:

                     Jeffrey A. Shaw
                     Wesley J. Smith
                     Richard G. Wolford

                SIXTH: To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of the directors and officers of a corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages.

                No amendment to or repeal of the foregoing paragraph shall apply to or have any effect on the liability or alleged liability of any director of the Corporation or with respect to any acts or omissions of such directors occurring prior to such amendment.

                SEVENTH: The existence of the Corporation shall be perpetual.

           EIGHTH: The Corporation reserves the right from time to time to make any amendment to its charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the charter, of any shares of outstanding stock. All rights and powers conferred by the charter on stockholders, directors and officers are granted subject to this reservation.

                NINTH: Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

                TENTH: The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director of the Corporation, serves or has served as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of its Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

          THIRD: The current address of the principal office of the Corporation is as set forth in Article Three of the foregoing amendment and restatement of the charter.

          FOURTH: The name and address of the Corporation's current resident agent is as set forth in Article Three of the foregoing amendment and restatement of the charter.

          FIFTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article
Five of the foregoing amendment and restatement of the charter.

          SIXTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment was one thousand (1,000), consisting of one thousand (1,000) shares of Common Stock, $0.01 par value per share. The aggregate par value of all shares of stock having par value was ten dollars ($10).

           SEVENTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter of the Corporation is two million (2,000,000), consisting of one million (1,000,000) shares of Common Stock, $0.01 par value per share and one million (1,000,000) shares of Preferred Stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value is twenty thousand dollars ($20,000).

           EIGHTH: The amendment to and restatement of the charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

           The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

          IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this 15th day of April, 1997.


ATTEST:                        TPG SHIELD ACQUISITION CORPORATION


   /s/ Carrie Wheeler          By:   /s/ Jeffrey A. Shaw            (SEAL)
--------------------------       ------------------------------
Carrie Wheeler                    Jeffrey A. Shaw
Assistant Secretary               President